UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2025

I-80 GOLD CORP.
(Exact name of registrant as specified in its charter)

British Columbia	001-41382	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5190 Neil Road, Suite 460
 Reno, Nevada, United States 89502
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (775) 525-6450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	IAUX	NYSE American LLC
Common Shares	IAU	The Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Christina McCarthy as Director of the Company

On April 21, 2025, Christina McCarthy, a member of the board of directors (the "Board") since 2023, notified the Company that she will not stand for re-election as a director of the Company upon the expiration of her current term, which expires at the Company's 2025 Annual Meeting of Shareholders. Ms. McCarthy's decision not to stand for re-election was not the result of any disagreement with the Company or any matter relating to the Company's operations, policies, or practices. The Company thanks Ms. McCarthy for her years of service as a director.

Appointment of William Paul Chawrun as Chief Operating Officer

On April 24, 2025, the Board appointed William Paul Chawrun, age 59, as the Chief Operating Officer (the "COO") of the Company, effective April 30, 2025. Upon Mr. Chawrun's start date, Matthew Gili will resign from his position as President and COO and will assist with the transition period, and Richard Young will assume the role of President in addition to his current position as Chief Executive Officer as previously announced in the Company's Current Report on Form 8-K as filed with the SEC on April 15, 2025.

Mr. Chawrun recently served as COO and Executive Vice President at Centerra Gold from August 2022 to March 2025 where he oversaw improvements in safety and engineering standards, operating cost reductions, start-up of operations, and life of mine expansions for three operations. Additionally, he was responsible for the advancement of Centerra's development projects and exploration geology. Prior to that, from April 2016 to April 2021, he was COO of Teranga Gold where he played a key role in transitioning the company from a single asset to a multi-asset West African mid-tier gold producer. His contributions included leading a mill expansion, overseeing the construction and operation of a new mine, and driving the acquisition and integration of the high-grade refractory Massawa gold project through advanced technical studies. His previous work experience includes senior management roles in operations at Fording Inc. and Suncor Energy, as well as technical services and corporate development roles at various mine development companies, including Detour Gold where he was responsible for overseeing the technical development of the Detour Lake project, which later became a significant gold producing operation in northeastern Ontario.

On April 24, 2025, the Company entered into a senior executive employment agreement with Mr. Chawrun (the "Employment Agreement"). Under the Employment Agreement, Mr. Chawrun is entitled to an annual base salary of $400,000 and is eligible to receive an annual short-term incentive bonus up to 80% of his base salary to be paid in cash and a long-term incentive bonus up to 150% of his base salary to be paid in restricted share units ("RSUs") of the Company with the RSUs typically vesting over three years. Mr. Chawrun is also entitled to participate in the Company's equity compensation plans, including the company's RSU plan. On April 30, 2025, the Company will grant Mr. Chawrun an award of 700,000 RSUs (the "RSU Grant"). The RSU Grant will cliff vest after a three-year period.

In addition to certain statutorily required severance payments and continuations of benefits, the Employment Agreement also provides for Mr. Chawrun's compensation in the event of his termination without cause. If Mr. Chawrun is terminated without cause, he will be entitled to (i) a working notice of a maximum of 12 months, in which case he will continue to perform his duties and responsibilities as COO and shall continue to receive his standard compensation and benefits; (ii) payment in lieu of such working notice equal to a maximum of 12 months payable in a lump sum, in which case he will be terminated immediately upon receiving notice from the Company; or (iii) a combination of (i) and (ii) at the Company's discretion up to a maximum of 12 months. Among other things, Mr. Chawrun will also be entitled to any granted but unvested awards under the Company's equity compensation plans, which shall immediately vest and become exercisable in accordance with their terms.

In the event that the Company terminates Mr. Chawrun without cause within 12 months following a Change of Control (as defined in the Employment Agreement), or his resignation due to a material diminution in his compensation or duties within 12 months following a Change of Control, he will be entitled to two times his annual base salary and two times his average annual short-term incentive bonus for the prior two years. Additionally, any granted but unvested awards under the Company's equity compensation plans shall immediately vest and become exercisable in accordance with the terms thereunder.

The above summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of that Employment Agreement. The Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

There are no family relationships existing between Mr. Chawrun and any executive officer or director of the Company that require disclosure under Item 401(d) of Regulation S-K. Other than with respect to the Employment Agreement, there are no transactions between Mr. Chawrun or any member of his immediate family and the Company of any of its subsidiaries that require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Chawrun and any other person pursuant to which he was selected as COO.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement between William Paul Chawrun and the Company dated April 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2025	i-80 GOLD CORP.

	By:	/s/ Ryan Snow
Ryan Snow
Chief Financial Officer